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                                                                    Exhibit 3-19
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         STATE OF DELAWARE
         SECRETARY OF STATE
      DIVISION 0F CORPORATIONS
     FILED 09:00 AM 01/21/1997
        971020316 - 2708735

                          CERTIFICATE OF INCORPORATION
                                       OF
                             ADS DANVERS ALF, INC.


1.   The name of the corporation is ADS Danvers ALF, Inc.

2. The address of the corporation's registered office in Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the corporation's registered agent at that address.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

4. The corporation shall have authority to issue a total of 3,000 shares of common stock of the par value of $0.01 per share.

5. The name of the sole incorporator is Dennis P. Powers and his mailing address is 411 Hackensack Avenue, Hackensack, New Jersey 07601.

6. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

7.   The election of the Board of Directors need not be written by ballot.

8.   The corporation shall indemnify to the fullest extent permitted by
     Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director or officer of the corporation and the heirs, executors and administrators of such a person.

9. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.





                             /s/ [graphic of signature]
                             ___________________________________
                             Dennis P. Powers
                             Sole Incorporator

Dated: January 21, 1997




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                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION 0F CORPORATIONS
                                                 FILED 10:00 AM 06/24/1998
                                                    981245614 - 2708735

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                      AND
                               REGISTERED OFFICE
                                     *****

  ADS DANVERS ALF, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

  The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present registered office of the corporation is in the county of KENT COUNTY.

  The Board of Directors of ADS DANVERS ALF, INC. adopted the following resolution on the 11th day of May, 1998.

  Resolved, that the registered office of ADS DANVERS ALF, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

  IN WITNESS WHEREOF, ADS DANVERS ALF, INC. has caused this statement to be signed by Ira C. Gubernick, its Secretary, this 15th day of May, 1998.



                             /s/ [graphic of signature]
                             _______________________________________________
                             Ira C. Gubernick, Secretary

(DEL. - 264 - 6/15/94)